Exhibit 99.1

IN WITNESS WHEREOF, the undersigned hereby attach their signatures to this Exhibit 99.1 to the Statement of Form 4 as of December 9, 2010.

ARES CORPORATE OPPORTUNITIES FUND III, LP.

BY: ACOF OPERATING MANAGER III, LLC
Its Manager

	By:	/s/Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Authorized Signatory

ARES OPERATING MANAGER III, LLC

By:	/s/Michael D. Weiner
Name:	Michael D. Weiner
Title:	Authorized Signatory

ARES MANAGEMENT LLC

By:	/s/Michael D. Weiner
Name:	Michael D. Weiner
Title:	Authorized Signatory

ARES PARTNERS MANAGEMENT COMPANY LLC

By:	/s/Michael D. Weiner
Name:	Michael D. Weiner
Title:	Authorized Signatory